UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2005

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (720) 946-6440

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

            In a private offering that was undertaken between February and April, 2005, Ceragenix Pharmaceuticals, Inc. (the "Company"), sold an aggregate of $2,208,500 in 6% convertible debentures, due December 31, 2005 (the "Debentures"). In accordance with the terms of the Debentures, they were subject to an automatic conversion feature in the event a Registration Statement registering for resale under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission and the closing price of the Company's common stock has exceeded $2.00 per share for at least ten consecutive trading days.

            On November 10, 2005, the Company's Registration Statement on Form SB-2 registering the resale of the shares of common stock underlying the Debentures was declared effective by the SEC. On November 23, 2005, the closing price of the Company's common stock on the over the counter market exceeded $2.00 per share for the tenth consecutive trading day. As a result, as of November 23, 2005, all outstanding Debentures, together with accrued and unpaid interest thereon, automatically converted into shares of common stock at a conversion price of $1.00 per share.

            As a result of the foregoing, holders of Debentures are entitled to receive shares of common stock at a conversion price of $1.00 per share upon surrender of the Debenture certificate to the Company.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Ceragenix Pharmaceuticals, Inc. (Registrant)

Dated: November 30, 2005	/s/ Jeffrey Sperber Jeffrey Sperber, Chief Financial Officer